Exhibit 99.1

THE HOME DEPOT AGREES TO ACQUIRE U.S. HOME SYSTEMS

DALLAS, TEXAS and ATLANTA, GEORGIA, August 7, 2012 — The Home Depot® and U.S. Home Systems, Inc. (“USHS”) today announced a definitive merger agreement for The Home Depot to acquire USHS. USHS, based in Irving, Texas, is currently an exclusive provider of kitchen and bath refacing products and services as well as closet and garage organizational systems to The Home Depot.

Under the terms of the agreement, The Home Depot will acquire USHS for $12.50 per share in cash which represents an approximately 38% premium over USHS’ closing price on The NASDAQ Global Market on August 6, 2012. The agreement was unanimously approved by USHS’s board of directors. The acquisition is expected to close by the end of the calendar year, and is subject to approval by USHS stockholders, applicable regulatory approval and customary closing conditions.

“The Home Depot has had a long-standing relationship with USHS. By formally bringing USHS into The Home Depot family, we expect to further enhance our customers’ home service experience,” said Kevin Hofmann, senior vice president-Home Services, The Home Depot.

“The USHS board of directors conducted a thorough review of the company’s alternatives to enhance stockholder value, and we are pleased that this transaction appropriately recognizes the value of USHS’ relationships and solutions, while providing our stockholders with an attractive cash premium for their investment,” said Murray H. Gross, president, CEO & chairman, USHS.

Bryant Park Capital Securities, Inc. is acting as exclusive financial advisor to USHS. Bryant Park Capital Valuation Services LLC (an affiliate of Bryant Park Capital Securities, Inc.) has rendered a fairness opinion to the Board of Directors of USHS in connection with the transaction. Jackson Walker L.L.P. is acting as legal advisor to USHS.

J.P. Morgan Securities LLC is serving as The Home Depot’s exclusive financial advisor and King & Spalding LLP is acting as legal advisor to The Home Depot.

About The Home Depot

The Home Depot is the world’s largest home improvement specialty retailer, with 2,255 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces, Mexico and China. In fiscal 2011, The Home Depot had sales of $70.4 billion and earnings of $3.9 billion. The company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

About U.S. Home Systems, Inc.

U.S. Home Systems, Inc. manufactures or procures, designs, sells and installs custom quality specialty home improvement products. The company’s product lines include kitchen cabinet refacing products utilized in kitchen remodeling, bathroom tub liners and wall surround products utilized in bathroom remodeling, and storage organization systems for closets and garages. The company manufactures its own cabinet refacing products and bathroom cabinetry. The company employs more than 1,000 associates and operates a nationwide network of over 40 branch offices. USHS’ stock is traded on the NASDAQ Global Market (NASDAQ: USHS).

Forward-Looking Statements

Certain statements contained in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated acquisition of USHS by The Home Depot, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of USHS and The Home Depot and members of their respective management teams, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond USHS’ and The Home Depot’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger, approval of the merger agreement by USHS’ stockholders, the satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement, and other factors discussed in USHS’ and The Home Depot’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2011 and January 29, 2012, respectively, and their other respective filings with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, USHS will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT USHS AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by USHS with the SEC may be obtained free of charge by contacting Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving Texas 75063. USHS filings with the SEC are also available on its website at www.ushomesystems.com.

Participants in the Solicitation

USHS and its officers and directors and The Home Depot and its officers and directors may be deemed to be participants in the solicitation of proxies from USHS stockholders with respect to the merger. Information about USHS officers and directors and their ownership of USHS common shares is set forth in the proxy statement for the USHS 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2012. Information about The Home Depot officers and directors is set forth in the proxy statement for The Home Depot 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed by USHS with the SEC.

For more information, contact:

The Home Depot Financial Community Diane Dayhoff Vice President of Investor Relations 770-384-2666 diane_dayhoff@homedepot.com	News Media Paula Drake Director of Corporate Communications 770-384-3439 paula_drake@homedepot.com

U.S. Home Systems, Inc. Murray H. Gross Chairman & CEO Email: mgross@ushomesystems.com (214) 488-6300